UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2011 (July 25, 2011)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2011, the Compensation Committee (“Committee”) of the Board of Directors of Cyberonics, Inc. (“Company”) approved an amendment (“Amendment”) to the Employment Agreement between the Company and Daniel J. Moore, President and Chief Executive Officer, dated March 23, 2011.  The Amendment specifies certain equity awards granted and to be granted in consideration of Mr. Moore’s employment, and confirms that vesting of the awards will accelerate, consistent with the terms of the underlying stock plan, on a Change of Control, as defined in the stock plan.

The foregoing description of the Amendment is a summary, is not complete, and is qualified in its entirety by reference to the actual Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Also on July 25, 2011, the Committee approved an amendment (“SVP Amendment”) to the Employment Agreements between the Company and each of its Senior Vice Presidents, Gregory H. Browne, James A. Reinstein, and David S. Wise, dated January 1, 2011.  The SVP Amendment increases the annual Target Bonus Amount from 50% of the officer’s base salary to an amount up to 75% of the officer’s base salary.

The foregoing description of the Amendment is a summary, is not complete, and is qualified in its entirety by reference to the actual SVP Amendment, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1†	First Amendment to Employment Agreement with Daniel J. Moore effective July 25, 2011

10.2†	Form of First Amendment to Employment Agreement effective July 25, 2011 (as to Messrs. Browne, Reinstein and Wise)

________________
†Management contract or compensatory plan or arrangement filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
July 27, 2011